FIRST AMENDMENT TO
HALLIBURTON COMPANY EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED FEBRUARY 24, 2015

WHEREAS, the Board of Directors of Halliburton Company (the “Board”) has previously adopted the Halliburton Company Employee Stock Purchase Plan, as amended and restated February 24, 2015 (the “Plan”), and subsequently approved by the stockholders of Halliburton Company on May 20, 2015;

WHEREAS, pursuant to paragraph 16 of the Plan, the Board has the authority to amend the Plan or any part thereof from time to time;

WHEREAS, the Board now desires to amend the Plan in certain respects;

NOW, THEREFORE, the Board does hereby amend the Plan, effective as of the date signed below, as follows:

1.     The definition of “Purchase Price” in paragraph 2 of the Plan is amended to read as follows:

“‘Purchase Price’ means an amount equal to 90% of the Fair Market Value of a share of Stock on the Enrollment Date or on the Purchase Date, whichever is lower, subject to adjustment pursuant to paragraph 13.”

2.    Paragraph 8(d), Exercise of Stock Purchase Rights, Dividends, is amended to read as follows:

With respect to an individual’s Stock held by the custodian pursuant to subparagraph 8(b), the participant may request the custodian to reinvest in additional shares of Stock for such participant’s account any cash dividends received by the custodian and attributable to such Stock. Otherwise, the participant will receive dividends in cash. The custodian shall, in accordance with procedures adopted by the custodian, facilitate the participant’s voting rights attributable to shares held in participant’s account.

3.    Paragraph 11, Restriction Upon Assignment of Stock Purchase Rights, is amended by revising the first sentence to read as follows:

A stock purchase right granted under the Plan shall not be transferable.

4.    All other provisions of the Plan shall remain the same and are hereby ratified.

IN WITNESS WHEREOF, Halliburton Company has caused these presents to be duly executed this 5th day of December, 2019.

HALLIBURTON COMPANY

By: /s/ Jeffrey A. Miller
Jeffrey A. Miller
Chairman of the Board, President and
Chief Executive Officer